EXHIBIT 99.1

The Trade Desk Reports Second Quarter Financial Results

LOS ANGELES, Aug. 10, 2017 (GLOBE NEWSWIRE) -- The Trade Desk, Inc. (NASDAQ:TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its second quarter ended June 30, 2017.

“The programmatic revolution continued to gain momentum and our success was driven by our commitment to be an objective, independent, data-driven software platform for our customers to unleash the power of programmatic advertising through all channels and devices that touch the consumer,” said Jeff Green, founder and CEO of The Trade Desk. “A great start in the first half of the year points to a strong 2017 for our business. We’ve broken our previous revenue record and surpassed our own expectations during the second quarter with revenue of $72.8 million, which is a 54% increase year over year and we generated $10.7 million in cash from operations. During the quarter, our momentum continued with strong customer wins, international growth was robust again, mobile continued to lead our growth, along with strong results in native and audio. We also are excited to have opened our newest office in Shanghai.”

Second Quarter 2017 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters ended June 30, 2017 and 2016 ($ in millions, except per share amounts)

	Three Months Ended
	June 30,
	2017	2016
GAAP Results
Revenue	$72.8	$47.2
Increase in revenue year over year	54%	93%
Net Income	$18.8	$7.6
Diluted EPS(1)	$0.43	$0.15

Non-GAAP Results
Adjusted EBITDA	$25.3	$15.7
Adjusted EBITDA Margin	35%	33%
Non-GAAP Net Income(1)	$23.0	$8.2
Non-GAAP Diluted EPS(1)	$0.52	$0.22

(1) Attributable to common stockholders-diluted.

Second Quarter and Recent Business Highlights Include:

  Continued Omni-channel Growth: Omni-channel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying.  Specific channel highlights include:
  - Mobile (In-App, Video and Web) increased to over a third of gross spend for the quarter highlighting the growing importance of this channel to advertisers.
  - Native spend was very strong in Q2 surpassing all Native spend in 2016, which was launched in Q2 2016.
  - Mobile In-App grew 87% from Q2 2016 to Q2 2017.
  - Mobile Video grew 171% from Q2 2016 to Q2 2017.
  - Connected TV grew 167% from Q2 2016 to Q2 2017.
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 14 quarters.
  New Products and Features: The Trade Desk recently released many new product features and enhancements to its platform including:
  - Introduction of “My Reports”, our best-in-class reporting stack, which gives users an even-easier way to garner campaign insights. Enhanced customization capabilities let users include or exclude metrics from standard templates or build their own from scratch. Everything that is reported can be optimized in the platform to maximize performance.
  - Enhanced the user experience with Private Marketplace Troubleshooting tools in the UI, which exposes common reasons PMP deals are excluded from bidding, previously only available via a custom report.
  - An integration with Placed that allows customers to easily measure how their digital advertising drives in-store foot traffic.
  Brand Safety:
  - Expanded our integration with Integral Ad Science to offer reporting in the UI for viewability, suspicious activity and brand safety.  The Trade Desk continues to lead the industry in offering some of the most “brand safe” and “premium inventory” through its platform.
  - A commitment to the IAB Tech Lab’s Ads.txt initiative, the new open standard and technical specification for increasing transparency across the digital programmatic ecosystem.
  Global Footprint Expansion: In the second quarter of 2017, The Trade Desk broadened its coverage with the opening of its 20th office in Shanghai, China.

Third Quarter and Revised Full Year 2017 Outlook:

Mr. Green added, “We continue to see momentum as ad dollars shift to programmatic, and as such, we now expect revenue to be at least $303 million for the full year. We continue to make aggressive, yet prudent investments in our business in our key growth areas, such as mobile, video, connected TV and expanding our existing global offices, and we now expect our adjusted EBITDA for 2017 to be $88 million.”

The Trade Desk is providing its financial targets for the third quarter of 2017 and revised targets for its fiscal year 2017. The Company’s financial targets are as follows:

Third Quarter 2017:

  Revenue of $76 million
  Adjusted EBITDA of $21 million

Full Year 2017

  Revenue at least $303 million, revised from $291 million
  Adjusted EBITDA of $88 million, revised from $78 million

Reconciliation of adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from this non-GAAP measures in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Condensed Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP by excluding charges for depreciation and amortization, stock-based compensation, interest expense, secondary offering costs and changes in fair value of preferred stock warrant liabilities. A tax rate on the tax deductible portion of the stock-based compensation expense approximating 40% has been used in the computation of non-GAAP Net loss and non-GAAP diluted EPS attributed to common stockholders. Since the other excluded charges are non-taxable, a tax effect for those charges was not included. Also included in these non-GAAP financial measures are adjustments to diluted earnings per share amounts, as applicable, to reflect the conversion upon the Company’s IPO of all then-outstanding shares of convertible preferred stock into one third of one share of common stock using the as-if-converted method, as of January 1, 2016, or the date of issuance, if later. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Second Quarter Fiscal Year 2017 Results Webcast and Conference Call Details

  When: August 10, 2017 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/.  Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 866-682-6100.  For international callers, please dial 1-862-255-5401.  Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay:  An audio replay of the call will be available beginning about two hours after the call.  To listen to the replay in North America, please dial 1-877-481-4010 (replay code: 19256).  International callers, please dial 1-919-882-2331 (replay code: 19256). The audio replay will be available via telephone until September 10, 2017.

Date for 2017 Investor Day

The Trade Desk today also announced that it plans to host an Investor Day on Wednesday, October 4, 2017 in New York City.  At the event, The Trade Desk management team will provide an overview of the company's global strategy, key business and product initiatives, and financial objectives.

A live webcast and replay of the presentation will be available on The Trade Desk’s investor website at investors.thetradedesk.com.

Professional investors and financial analysts interested in attending the event should contact The Trade Desk investor relations. Advanced registration is required.

About The Trade Desk

The Trade Desk™ (Nasdaq:TTD) is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize more expressive data-driven digital advertising campaigns across ad formats, including display, video, audio, native and social, on a multitude of devices, such as computers, mobile devices, and connected TV. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets such as revenue and Adjusted EBITDA.  When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue	$72,804	$47,182	$126,156	$77,560
Operating expenses:
Platform operations	15,151	8,682	27,700	16,195
Sales and marketing	14,166	11,251	26,642	19,682
Technology and development	12,135	5,763	22,596	10,402
General and administrative	11,658	6,452	27,588	12,851
Total operating expenses	53,110	32,148	104,526	59,130
Income from operations	19,694	15,034	21,630	18,430
Total other expense, net	1,303	1,260	2,095	6,524
Income before income taxes	18,391	13,774	19,535	11,906
Provision for (benefit from) income taxes	(458)	6,176	(4,223)	5,348
Net income	$18,849	$7,598	$23,758	$6,558
Net income (loss) attributable to common stockholders	$18,849	$2,392	$23,758	$(40,651)
Earnings (loss) per share:
Basic	$0.47	$0.22	$0.60	$(3.74)
Diluted	$0.43	$0.15	$0.54	$(3.74)
Weighted average shares outstanding:
Basic	40,046	10,893	39,609	10,871
Diluted	43,944	15,535	43,752	10,871

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Platform operations	$496	$24	$725	$39
Sales and marketing	1,238	67	1,777	117
Technology and development	1,326	74	1,991	114
General and administrative	1,131	68	2,020	122
Total	$4,191	$233	$6,513	$392

THE TRADE DESK, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash	$115,859	$133,400
Accounts receivable, net	382,209	377,240
Prepaid expenses and other current assets	17,250	5,763
Total current assets	515,318	516,403
Property and equipment, net	17,144	14,779
Deferred taxes, net	1,778	1,778
Other assets, non-current	7,018	4,636
Total assets	$541,258	$537,596

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$290,399	$321,163
Accrued expenses and other current liabilities	21,110	22,973
Total current liabilities	311,509	344,136
Debt, net	27,000	25,847
Other liabilities, non-current	4,520	3,233
Total liabilities	343,029	373,216

Stockholders' equity:
Preferred stock	-	-
Common stock	-	-
Additional paid‑in capital	189,289	179,198
Retained earnings (accumulated deficit)	8,940	(14,818)
Total stockholders' equity	198,229	164,380
Total liabilities and stockholders' equity	$541,258	$537,596

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2017	2016
OPERATING ACTIVITIES:
Net income	$23,758	$6,558
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation and amortization	3,189	1,653
Stock‑based compensation	6,513	392
Change in fair value of preferred stock warrant liabilities	-	4,805
Bad debt expense	3,460	296
Other	(968)	315
Changes in operating assets and liabilities:
Accounts receivable	(6,853)	(45,054)
Prepaid expenses and other assets	(11,643)	(2,112)
Accounts payable	(28,527)	55,383
Accrued expenses and other liabilities	(900)	410
Net cash provided by (used in) operating activities	(11,971)	22,646
INVESTING ACTIVITIES:
Purchases of property and equipment	(6,707)	(2,036)
Capitalized software development costs	(1,811)	(1,092)
Net cash used in investing activities	(8,518)	(3,128)
FINANCING ACTIVITIES:
Proceeds from line of credit	-	60,847
Repayment on line of credit	-	(20,000)
Repayment of term debt	-	(30,000)
Payment of debt financing costs	(120)	(976)
Payment of financing obligations	(321)	(135)
Proceeds from issuance of Series C convertible preferred stock	-	60,000
Repurchase of preferred stock and common stock	-	(54,000)
Proceeds from exercise of stock options	1,124	185
Proceeds from employee stock purchase plan	2,294	-
Taxes paid related to net settlement of restricted stock awards	(29)	-
Payment of stock repurchase costs	-	(155)
Payment of Series C convertible preferred stock offering costs	-	(129)
Payment of offering costs—initial public offering	-	(1,592)
Net cash provided by financing activities	2,948	14,045
Increase (decrease) in cash	(17,541)	33,563
Cash—Beginning of period	133,400	4,047
Cash—End of period	$115,859	$37,610

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net income	$18,849	$7,598	$23,758	$6,558
Add back (deduct):
Depreciation and amortization expense	1,696	834	3,189	1,653
Stock-based compensation expense	4,191	233	6,513	392
Interest expense	413	482	777	1,317
Secondary offering costs	583	-	1,523	-
Change in fair value of preferred stock warrant liabilities	-	422	-	4,805
Provision for (benefit from) income taxes	(458)	6,176	(4,223)	5,348
Adjusted EBITDA	$25,274	$15,745	$31,537	$20,073

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

GAAP net income (loss) attributable to common stockholders-diluted	$18,849	$2,392	$23,758	$(40,651)
Add back (deduct):
Stock-based compensation expense	4,191	233	6,513	392
Secondary offering costs	583	-	1,523	-
Premium on repurchase of convertible preferred stock	-	-	-	47,209
Income attributable to convertible preferred stock	-	5,206	-	-
Change in fair value of preferred stock warrant liabilities	-	422	-	4,805
Adjustment for income taxes	(602)	(6)	(926)	(11)
Non-GAAP net income attributable to common stockholders-diluted	$23,021	$8,247	$30,868	$11,744

GAAP weighted average shares outstanding-diluted	43,944	15,535	43,752	10,871
Add back:
Convertible preferred stock	-	22,079	-	22,139
Dilutive stock options to purchase common stock	-	-	-	4,667
Dilutive stock warrants	-	448	-	511
Non-GAAP weighted average shares outstanding-diluted	43,944	38,062	43,752	38,188

GAAP diluted EPS attributable to common stockholders	$0.43	$0.15	$0.54	$(3.74)
Non-GAAP diluted EPS attributable to common stockholders	$0.52	$0.22	$0.71	$0.31

Contact
Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Austin Rotter
Associate Vice President, 5WPR
arotter@5wpr.com
646-862-6866